UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2021

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

On May 19, 2021, Limestone Bancorp, Inc. (the “Company”) entered into Amendment No. 4 to the Tax Benefit Preservation Plan (the “Tax Preservation Plan”) between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  The Tax Preservation Plan is designed to preserve the benefits of the Company’s substantial tax assets and is intended to deter the acquisition of 5% or more of the common shares and non-voting common shares of the Company which could cause an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended.  The Tax Preservation Plan was originally entered into on June 25, 2015, was amended by Amendment No. 1 dated August 5, 2015,  was amended by Amendment No. 2 thereto dated May 23, 2018, was amended by Amendment No. 3 thereto dated November 25, 2019, and was scheduled to expire at the close of business on June 30, 2021. Amendment No. 4 to the Tax Preservation Plan, which was approved by the Company’s Board of Directors, extends the final expiration date of the Tax Preservation Plan to June 30, 2024.

The original Tax Preservation Plan is described in and included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 29, 2015. Amendment No. 1 to the Tax Benefits Preservation Plan, dated August 5, 2015, is filed as Exhibit 4.2 to the Company’s Quarterly Report on 10-Q filed August 5, 2015, Amendment No. 2 to the Tax Benefits Preservation Plan, dated May 23, 2018, is filed as Exhibit 4 to the Company’s Form 8-K filed May 23, 2018, and Amendment No. 3 to the Tax Benefits Preservation Plan, dated November 25, 2019, is filed as Exhibit 4.4 to the Company’s Form 8-K filed November 27, 2019. Amendment No. 4 to the Tax Preservation Plan is filed as Exhibit 4 hereto and is incorporated by reference herein.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As reported in Item 5.07 below, on May 19, 2021, the Company’s shareholders approved an amendment to its articles of incorporation.  A proposal for the amendment was disclosed in the proxy statement filed by the Company on Schedule 14A on April 16, 2021.

The shareholders approved an amendment to Article VIII of the Company’s Articles of Incorporation to extend certain restrictions on share transfers designed to protect the long-term value of accumulated tax benefits  to help protect the long-term value to the Company of its operating losses and other tax benefits (collectively, “NOLs”).  The amendment extended the outside expiration date of these restrictions until May 19, 2024.  This amendment became effective on May 19, 2021 when Articles of Amendment to the Company’s Articles of Incorporation were filed with the Kentucky Secretary of State.

Item 5.07          Submission of Matters to a Vote of Securities Holders

On May 19, 2021, Limestone Bancorp, Inc. held its 2021 annual meeting of shareholders.  At the meeting, shareholders elected eight directors, approved a non-binding advisory vote on the compensation of the Company’s named executives, approved a non-binding advisory vote to conduct future votes on named executive officer's compensation annually, approved an amendment to the Company’s Articles of Incorporation as described in Item 5.03 above, and approved a proposal to ratify the appointment of the Company’s independent registered public accounting firm.

The votes cast on the five agenda items are set forth below:

1.Election of Directors.

Director Nominee	For	Withheld	Broker non-votes

W. Glenn Hogan	3,446,027.93	438,907.00	2,121,003.00
Celia P. Catlett	3,432,671.93	452,263.00	2,121,003.00
Kevin J. Kooman	3,432,661.93	452,273.00	2,121,003.00
Michael T. Levy	3,410,097.93	474,837.00	2,121,003.00
James M. Parsons	3,444,202.93	440,732.00	2,121,003.00
Bradford T. Ray	3,302,957.93	581,977.00	2,121,003.00
Dr. Edmond J. Seifried	3,436,227.93	448,707.00	2,121,003.00
John T. Taylor	3,444,267.93	440,667.00	2,121,003.00

2. Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s named executives.

For	Against	Abstain	Broker non-votes
3,810,719.93	71,630.00	2,585.00	2,121,003.00

3. Non-binding advisory vote on the frequency of holding an advisory vote on the compensation of the named executive officers.

1-year	2-years	3-years	Abstain	Broker non-votes
3,806,235.93	65,982.00	12,317.00	400.00	2,121,003.00

4. Proposal to amend the Articles of Incorporation to extend certain restrictions on transfer designed to protect the long-term value of the Company’s accumulated tax benefits.

For	Against	Abstain	Broker non-votes
3,822,543.93	59,936.00	2,455.00	2,121,003.00

In addition, 1,000,000 votes were cast for this proposal by the holder of non-voting common shares of the Company.

5. Proposal to ratify the appointment of the Company’s independent registered public accounting firm.

For	Against	Abstain	Broker non-votes
5,999,398.93	4,345.00	2,194.00	-

No other proposals were voted upon at the annual meeting.

On May 19, 2021, Limestone Bancorp issued a press release announcing the results of each of the items submitted to a vote of its shareholders at the Company’s 2021 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3	Amendment to Articles of Incorporation of the Company dated May 19, 2021
4	Amendment No. 4 to the Tax Benefits Preservation Plan
99.1	Press release issued May 19, 2021.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: May 19, 2021	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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